EXHIBIT 31.2

SECTION 1350 CERTIFICATION OF THE

CHIEF FINANCIAL OFFICER

I, Jack E. Rothkopf, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Prudential Bancorp, Inc. (the “Registrant”);

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

6.	[Intentionally omitted];
7.	[Intentionally omitted]; and
8.	[Intentionally omitted].
/s/ Jack E. Rothkopf
Date: January 28, 2022
Jack E. Rothkopf
Senior Vice President, Chief Financial
Officer and Chief Accounting Officer